Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Brigham Minerals, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Dallas, Texas

December 9, 2019